Exhibit 10.1
4215 Fashion Square Blvd., Suite 3
Saginaw, Michigan 48603
October 13, 2010
Jerry E. Polis, Manager
Triple LATS LLC
980 American Pacific Drive
Suite 111
Henderson, NV 89014
Dear Jerry,
This letter, along with the attached letter to Nevada Title Company dated September 30, 2010, will define the purchase terms of the sale of three parcels of vacant land in Nevada by ASI Land Holdings, Inc. to Triple LATS, LLC.
Included in the purchase price of $900,000 are the three subject properties and a warrant to purchase 150,000 shares of common stock of Robertson Global Health Solutions Corporation (the “Company”). The warrants will have a strike price of $2.50 and expire five (5) years from the date of issuance.
The warrants will be issued in conjunction with the release of the properties as follows:
(1)	50,000 warrants issued on November 15, 2010, expiring November 15, 2015.

(2)	50,000 warrants issued on January 14, 2011, expiring January 14, 2016.

(3)	50,000 warrants issued on March 15, 2011, expiring March 15, 2016.
In connection with the purchase and issuance of the warrants and the common stock to be issued upon exercise thereof (collectively, the “Shares”), Triple LATS, LLC (the “Investor”) represents and warrants to the Company as follows:
(1.) The Investor understands that the Shares are being offered and sold under the exemption from registration provided for in Sections 4(6) and 4(2) of the Securities Act of 1933, as amended (the “Act”), including Regulation D promulgated thereunder; that it is purchasing the Shares without being furnished any offering literature or prospectus; that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state (except some states where the transaction might be registered) because of the small number of persons solicited and the private aspects of the offering; that all documents, records and books pertaining to this investment have been made available to the Investor and its representatives, including its attorney, its accountant and/or its purchaser representative; and that the books and records of the Company will at all times through closing be available upon reasonable notice for inspection by the Investor during reasonable business hours at the Company’s principal place of business.

Jerry E. Polis
October 13, 2010

(2.) The Investor is a limited liability company duly formed and validly existing under the laws of the State of Nevada and has no present intention of becoming a resident of any other State or jurisdiction.
(3.) The Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Act.
(4.) The Investor has read and fully considered this Letter Agreement, and any other related information provided at the Investor’s request, and understands that (i) the Shares are speculative investments with a high degree of risk of loss, and (ii) there are substantial restrictions on the transferability of, and there will be no established public market for, the Shares, and it may not be possible to liquidate an investment in the Shares in case of emergency.
(5.) The Investor is able (i) to bear the economic risk of its investment in the Shares, (ii) to hold the Shares indefinitely, and (iii) to presently afford a complete loss of this investment; the Investor has adequate means of providing for current needs and personal contingencies; and the Investor has no need for liquidity in this investment.
(6.) The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision.
(7.) The Investor confirms that, in making its decision to purchase the Shares, it has relied solely upon independent investigations made by its representatives, including its own professional tax and other advisors, and that such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense.
(8.) The Shares hereby subscribed for are being acquired by the Investor in good faith solely for its own personal account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; the Investor has no contract or arrangement with any person to sell, transfer or pledge to any person the Shares or any part thereof, all interest therein or any rights thereto; the Investor has no present plans to enter into any such contract or arrangement; and it understands that as a result it must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act (which the Company is not obligated to do, and has no present intention of doing) or unless an exemption from such registration is available.
phone: 989.799.8720 • fax: 989.799.8865 • email: information@robertsonhealth.com

Jerry E. Polis
October 13, 2010

(9.) The Investor understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares and that the Company is relying on the truth and accuracy of the representations, declarations and warranties herein made by it in offering the Shares for sale to it without having first registered the same under the Act.
(10.) The Investor realizes that, in the absence of the availability of an exemption pursuant to Rule 144 under the Act, any disposition by it of its Shares may require compliance with Regulation A or some other exemption from the Act, and that the Company is under no obligation, and has no present intention, to take any action to make Rule 144 or any such exemption so available.
(11.) The Investor represents that it has not distributed the documents provided by the Company in connection with the Offering to anyone other than its designated Purchaser Representative, if any.
(12.) The Investor represents that the funds provided for this investment are either separate property of the Investor, community property over which the Investor has the right of control or are otherwise funds as to which the Investor has the sole right of management.
(13.) The Investor consents to the placement of a restrictive legend on the certificates evidencing the Shares being purchased by it.
Please indicate your assent to the terms of this Letter Agreement, including the representations and warranties contained above, by returning an executed copy of this letter to me at your earliest convenience.

Best Regards,

/s/ Joel C. Robertson
Joel C. Robertson
Chairman and CEO

Acknowledged and Agreed to by:

Triple LATS, LLC

/s/ Jerry E. Polis
By: Jerry E. Polis, its Manager
phone: 989.799.8720 • fax: 989.799.8865 • email: information@robertsonhealth.com

Nevada Title Company
Attn: Kristin Ravelo
2500 N. Buffalo #240
Las Vegas, NV 89128
September 30, 2010
Buyer: Triple LATS LLC
Seller: ASI Land Holdings, Inc.

Property:	139-05-801-001 (Simmons and San Miguel) 124-34-701-033 and 055 (Eagle and La Madre) 140-19-803-006 (Lamb and Owens)
Purchase terms:
(1) Purchase Price: The purchase price of the 3 subject properties is $900,000.
(2) Opening of Escrow: The opening of escrow shall be deemed October 1, 2010.
(3) On October 15, 2010 release $5,000 commission to Las Vegas Investments & Realty, $95,000 to ASI Land Holdings, Inc., $25,000 return of loan to Sunrise Management Inc Profit Sharing Plan, and $25,000 return of loan to Jerry E. Polis.
(4) On November 15, 2010 release $5,000 commission to Las Vegas Investments & Realty, $95,000 to ASI Land Holdings, Inc., $25,000 return of loan to Sunrise Management Inc Profit Sharing Plan, and $25,000 return of loan to Jerry E. Polis. Property “Simmons and San Miguel” is released to Triple LATS LLC.
(5) On December 15, 2010 release $5,000 to Las Vegas Investments & Realty, $120,000 to ASI Land Holdings, Inc., and $25,000 return of loan to Sunrise Management Inc Profit Sharing Plan.
(6) On January 14, 2011 release $5,000 commission to Las Vegas Investments & Realty, $120,000 to ASI Land Holdings, Inc., and $25,000 return of loan to Sunrise Management Inc Profit Sharing Plan. Property “Eagle and La Madre” is released to Triple LATS LLC.
(7) On February 15, 2011 release $5,000 commission to Las Vegas Investments & Realty, $145,000 to ASI Land Holdings, inc.
(8) On March 15, 2011 release $150,000 to ASI Land Holdings, Inc. Property “Lamb and Owens” is released to Triple LATS LLC which will conclude the escrow.
(9) Fees are to be split as customary in the State of Nevada.
(10) Buyer to pay for title insurance
(11) Any fees that need to be paid prior to close of escrow that relate to ASI Land Holdings, Inc. to be taken out of their proceeds.

/s/ Jerry E. Polis		/s/ Joel C. Robertson
Buyer: Triple LATS LLC	date	Seller: ASI Land Holdings, Inc.	date
Jerry E. Polis, Manager		Joel C. Robertson, President